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                          AGREEMENT AND PLAN OF MERGER



                          DATED AS OF JANUARY 22, 2003


                                  BY AND AMONG


                         ENFIELD MUTUAL HOLDING COMPANY,


                          NEW ENGLAND BANCSHARES, INC.,


                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION

                                       AND

                        WINDSOR LOCKS COMMUNITY BANK, FSL








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                                TABLE OF CONTENTS
                                                                       Page No.

INTRODUCTORY STATEMENT........................................................1

ARTICLE I - DEFINITIONS.......................................................2

ARTICLE II - THE MERGER.......................................................7
      2.1    The Merger.......................................................7
      2.2    Closing..........................................................8
      2.3    Effective Time...................................................8
      2.4    Effect on Outstanding Shares of Acquiror Bancshares Common Stock.8
      2.5    Alternative Structure............................................9

ARTICLE III - REPRESENTATIONS AND WARRANTIES..................................9
      3.1    Disclosure Letters...............................................9
      3.2    Representations and Warranties of Acquiree Bank..................9
      3.3    Representations and Warranties of Acquiror......................22

ARTICLE IV - CONDUCT PENDING THE MERGER......................................33
      4.1    Forbearances by Acquiree Bank...................................33
      4.2    Forbearances by Acquiror........................................36

ARTICLE V - COVENANTS........................................................37
      5.1    Acquisition Proposals...........................................37
      5.2    Certain Policies and Actions of Acquiree Bank...................38
      5.3    Access and Information..........................................38
      5.4    Applications; Consents..........................................39
      5.5    Antitakeover Provisions.........................................40
      5.6    Additional Agreements...........................................40
      5.7    Publicity.......................................................40
      5.8    Stockholders Meeting; Members Meetings..........................40
      5.9    Proxy Statements................................................42
      5.10   Notification of Certain Matters.................................44
      5.11   Employee Benefits Matters.......................................44
      5.12   Indemnification.................................................45
      5.13   Directors, Officers and Employees...............................46

ARTICLE VI - CONDITIONS TO CONSUMMATION......................................47
      6.1    Conditions to Each Party's Obligations..........................47
      6.2    Conditions to the Obligations of Acquiror.......................48
      6.3    Conditions to the Obligations of Acquiree Bank..................49


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ARTICLE VII - TERMINATION....................................................50
      7.1    Termination.....................................................50
      7.2    Termination Fees and Expenses...................................52
      7.3    Effect of Termination...........................................52

ARTICLE VIII - CERTAIN OTHER MATTERS.........................................53
      8.1    Interpretation..................................................53
      8.2    Survival........................................................53
      8.3    Waiver; Amendment...............................................53
      8.4    Counterparts....................................................53
      8.5    Governing Law...................................................53
      8.6    Expenses........................................................53
      8.7    Notices.........................................................53
      8.8    Entire Agreement; etc...........................................54
      8.9    Successors and Assigns; Assignment..............................55

EXHIBITS

      Exhibit A   Directors of Resulting Institution
      Exhibit B   Form of Voting Agreement


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                          AGREEMENT AND PLAN OF MERGER


      This is an AGREEMENT AND PLAN OF MERGER, dated as of the 22nd day of January, 2003 ("AGREEMENT"), by and among Enfield Mutual Holding Company, a federally chartered mutual holding company ("ACQUIROR MHC"), New England Bancshares, Inc., a federally chartered subsidiary holding company ("ACQUIROR BANCSHARES"), Enfield Federal Savings and Loan Association, a federally chartered stock savings and loan association ("ACQUIROR BANK") (Acquiror MHC, Acquiror Bancshares and Acquiror Bank being collectively referred to as "ACQUIROR"), and Windsor Locks Community Bank, FSL, a federally chartered mutual savings and loan association "(ACQUIREE BANK").

                             INTRODUCTORY STATEMENT

      1. Acquiror MHC is a federally chartered mutual holding company with its principal office located at 660 Enfield Street, Enfield, Connecticut. Acquiror MHC owns approximately 55% of the outstanding common stock of Acquiror Bancshares, a federal corporation with its principal offices located at 660 Enfield Street, Enfield, Connecticut. Acquiror Bank is a federal stock savings bank with its principal offices located at 660 Enfield Street, Enfield, Connecticut. Acquiror Bancshares owns 100% of the capital stock of Acquiror Bank.

      2. Acquiree Bank is a federal mutual savings bank with its principal offices located at 20-I Main Street, Windsor Locks, Connecticut.

      3. The Board of Directors of each of Acquiror MHC, Acquiror Bancshares, Acquiror Bank and Acquiree Bank has determined that this Agreement, the Merger (as defined in Article I) and the business combination and related transactions contemplated hereby, whereby Acquiree Bank will merge with and into Acquiror Bank with Acquiror Bank being the surviving entity, are advisable and in the best interests of Acquiror, Acquiree Bank, the members of Acquiree Bank, the members of Acquiror MHC, and the stockholders of Acquiror Bancshares.

      4. Acquiror and Acquiree Bank each desire to make certain representations, warranties and agreements in connection with the Merger and related transactions provided for herein and to prescribe various conditions to such transactions.

      In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


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                                    ARTICLE I
                                   DEFINITIONS

For purposes of this Agreement:

      "ACQUIREE BANK" shall have the meaning given to that term in the preamble.

      "ACQUIREE BANK EMPLOYEE PLANS" shall have the meaning given to that term in SECTION 3.2(M)(I).

      "ACQUIREE BANK FINANCIAL STATEMENTS" shall have the meaning given to that term in SECTION 3.2(E).

      "ACQUIREE PROXY STATEMENT" shall have the meaning given to that term in
      SECTION 5.9(A).

      "ACQUIREE CONTINUING EMPLOYEE" shall have the meaning given to that term in SECTION 5.11(A).

      "ACQUIREE MEMBERS MEETING" shall have the meaning given to that term in
      SECTION 5.8(C).

      "ACQUIREE BANK PENSION PLAN" shall have the meaning given to that term in
      SECTION 3.2(M)(III).

      "ACQUIREE DISCLOSURE LETTER" shall have the meaning given to that term in
      SECTION 3.1.

      "ACQUIROR" shall have the meaning given to that term in the preamble.

      "ACQUIROR BANCSHARES" shall have the meaning given to that term in the preamble.

      "ACQUIROR BANCSHARES COMMON STOCK" means the common stock, par value $.01 per share, of Acquiror Bancshares.

      "ACQUIROR BANCSHARES'S REPORTS" shall have the meaning given to that term in SECTION 3.3(E)(I).

      "ACQUIROR BANK" shall have the meaning given to that term in the preamble.

      "ACQUIROR DISCLOSURE LETTER" shall have the meaning given to that term in
      SECTION 3.1.

      "ACQUIROR EMPLOYEE PLAN" shall have the meaning given to that term in
      SECTION 3.3(M)(I).

      "ACQUIROR ESOP" means the Acquiror Bank Employee Stock Ownership Plan.

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      "ACQUIROR STOCKHOLDERS MEETING" shall have the meaning given to that term in SECTION 5.8(A).

      "ACQUIROR MHC" shall have the meaning given to that term in the preamble.

      "ACQUIROR PENSION PLAN" shall have the meaning given to that term in
      SECTION 3.3(M)(III).

      "ACQUIROR PROXY STATEMENT" shall have the meaning given to that term in
      SECTION 5.9(A).

      "ACQUIROR MEMBERS MEETING" shall have the meaning given to that term in
      SECTION 5.8(B).

      "ACQUISITION PROPOSAL" means any proposal or offer with respect to an Acquisition Transaction.

      "ACQUISITION TRANSACTION" means any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving Acquiree Bank; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of Acquiree Bank's consolidated assets in a single transaction or series of transactions; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

      "AGREEMENT" means this Agreement, as amended, modified or amended and restated from time to time in accordance with its terms.

      "APPRAISED VALUE" means the appraised value of Acquiree Bank as of the Effective Date, as determined by an Independent Appraisal.

      "CLOSING" shall have the meaning given to that term in SECTION 2.2.

      "CLOSING DATE" shall have the meaning given to that term in SECTION 2.2.

      "CRA" means the Community Reinvestment Act.

      "DISCLOSURE LETTER" shall have the meaning given to that term in SECTION 3.1.

      "EFFECTIVE DATE" shall have the meaning given to that term in SECTION 2.3.

      "EFFECTIVE TIME" shall have the meaning given to that term in SECTION 2.3.


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      "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE" means any entity that is considered one employer with Acquiror MHC, Acquiror Bancshares or Acquiror Bank under Section 4001(b)(1) of ERISA or Section 414 of the IRC.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FDIA" means the Federal Deposit Insurance Act, as amended.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

      "GAAP" means generally accepted accounting principles.

      "GOVERNMENT REGULATOR" means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits.


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      "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality.

      "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

      "HOLA" means the Home Owners' Loan Act, as amended.

      "INDEMNIFIED PARTY" shall have the meaning given to that term in SECTION 5.12(A).

      "INDEPENDENT APPRAISAL" shall mean the appraisal of the fair market value of Acquiree Bank determined by an independent appraisal firm that is expert in valuing mutual savings institutions, such appraisal being acceptable to the OTS and reasonably acceptable to Acquiree Bank and Acquiror.

      "IRC" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "KNOWLEDGE" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with a title of senior vice president or above.

      "LIEN" means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

      "LOAN" means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

      "LOAN PROPERTY" means any property in which the applicable party (or a Subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

      "MARKET PRICE PER SHARE" shall have the meaning given to that term in
      SECTION 2.4(B).


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      "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of Acquiror
      MHC, Acquiror Bancshares, Acquiror Bank and their Subsidiaries, taken as a whole on the one hand or Acquiree Bank on the other hand, as the context may dictate; PROVIDED, HOWEVER, that any such effect resulting solely from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both Acquiror Bank and Acquiree
      Bank, or to financial and/or depository institutions generally, or (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, shall not be considered in determining if a Material Adverse Effect has occurred.

      "MAXIMUM INSURANCE AMOUNT" shall have the meaning given to that term in
      SECTION 5.12(C).

      "MERGER" shall mean, the Merger of Acquiree Bank into Acquiror Bank (as defined in SECTION 2.1) and any other mergers necessary to effectuate the transactions contemplated by this Agreement.

      "OTS" means the Office of Thrift Supervision.

      "PARTICIPATION FACILITY" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

      "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

      "SEC" means the United States Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "SUBSIDIARY" means a corporation, partnership, joint venture or other entity in which a party hereto has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

      "SUPERIOR PROPOSAL" means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that Acquiree Bank's Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the members of Acquiree Bank than the transactions contemplated hereby (taking into


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      account all legal, financial, regulatory and other aspects of the proposal and the entity making the proposal).

      "TAXES" means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes.

      "VOTING AGREEMENT" means the agreement, in the form of Exhibit B hereto, executed by each of Acquiror's directors and executive directors and executive officers, to vote their shares of Acquiror Bancshares Common Stock in favor of this Agreement and the Merger.

                                   ARTICLE II
                                   THE MERGER

      2.1   THE MERGER.

      (A) GENERAL. On the Effective Date (as defined in SECTION 2.3), Acquiree Bank will merge with and into Acquiror Bank with Acquiror Bank as the resulting institution and the name of the resulting institution will be Enfield Federal Savings and Loan Association (the "MERGER"). At the Effective Time of the Merger, the separate corporate existence of Acquiree Bank shall cease. Acquiror Bank shall be the surviving institution in the Merger and shall continue to be governed by the HOLA and the regulations of the OTS thereunder and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. As a result of the Merger, each borrower member of Acquiree Bank and each holder of a deposit account in Acquiree Bank as of the Effective Time of the Merger shall have the same rights and privileges in Acquiror Bank as if such borrowing and/or deposit account, respectively, had been established at Acquiror Bank, and all deposit accounts established at Acquiree Bank prior to the Effective Time of the Merger shall confer on a depositor the same rights and privileges in Acquiror Bank as if such deposit account had been established at Acquiror Bank on the date established at Acquiree Bank.

      (B) OTS APPROVAL. The Merger shall not be effective until and unless it is approved by the OTS. The Effective Date of the Merger shall be the date on which Articles of Combination for the Bank Merger are endorsed by the OTS.

      (C) HOME OFFICE AND BRANCHES OF RESULTING INSTITUTIONS. The home office of the resulting institution from the Merger shall be 660 Enfield Street, Enfield, Connecticut 06083. The branch offices of Acquiror Bank and Acquiree Bank that are in lawful operation immediately prior to the Merger shall continue to be operated, at the same locations, as branch offices of the resulting institution; PROVIDED HOWEVER, that Acquiror Bank and Acquiree Bank expect that following the Merger, the branch office of Acquiree Bank located at 20 Main Street, Windsor Locks, Connecticut will be consolidated with the Acquiror Bank branch office located at 20 Main Street, Windsor Locks, Connecticut.

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      (D) BUSINESS OF RESULTING INSTITUTIONS. The business of Acquiror Bank as the resulting institution shall be that of a federally chartered savings association as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Acquiree Bank and Acquiror Bank shall be automatically transferred to and vested in Acquiror Bank as the resulting institution by virtue of the Merger without any deed or other document of transfer. Acquiror Bank as the resulting institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Acquiree Bank and Acquiror Bank. Acquiror Bank as the resulting institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Acquiree Bank and Acquiror Bank immediately prior to the Merger, including, without limitation, liabilities for all savings accounts, deposits, debts, obligations and contracts of Acquiree Bank and Acquiror Bank, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of Acquiree Bank or Acquiror Bank. All rights of creditors and other obligees and all liens on property of either Acquiree Bank or Acquiror Bank shall be preserved and shall not be released or impaired. The interests of members, if any, in Acquiree Bank and Acquiror Bank shall continue after the Merger in the resulting institution.

      (E) DIRECTORS OF RESULTING INSTITUTION. In accordance with SECTION 5.13(C) hereof, the directors of Acquiror Bank, as the resulting institution, following the Merger shall be those persons identified in Exhibit A hereto.

      2.2 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, Washington, DC at 10:00 a.m. on the date designated by Acquiror MHC within thirty days following satisfaction or waiver of the conditions to Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing), or such later date as the parties may otherwise agree (the "CLOSING DATE").

      2.3 EFFECTIVE TIME. In connection with the Closing, the parties hereto shall duly execute and deliver articles of combination to the OTS for filing and endorsement pursuant to the HOLA and the regulations of the OTS thereunder with respect to the Merger. The Merger shall become effective on such date (the "EFFECTIVE DATE") and at such time as the parties hereto agree and specify in the articles of combination (the time such merger becomes effective being the "EFFECTIVE TIME").

      2.4   EFFECT ON OUTSTANDING SHARES OF ACQUIROR BANCSHARES COMMON STOCK.

            (a) Subject to SECTION 2.4(B) hereof, at and after the Effective Time, each share of Acquiror Bancshares Common Stock issued and outstanding immediately prior to the Effective

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Time shall remain an issued and outstanding share of common stock of Acquiror
Bancshares and shall not be affected by the Merger.

            (b) At the Effective Time, Acquiror Bancshares shall issue to Acquiror MHC a number of additional shares of Acquiror Bancshares Common Stock equal to the quotient obtained by dividing the Appraised Value of Acquiree Bank by the Market Price Per Share of Acquiror Bancshares Common Stock. The Market Price Per Share shall mean the average of the closing bid price of Acquiror Bancshares Common Stock on the OTC Bulletin Board as reported on the Internet at WWW.OTCBB.COM for the 15 consecutive trading days ending on the fifth day before the Effective Date.

      2.5 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Acquiror may, subject to the filing of all necessary applications, if any, and the receipt of all required regulatory approvals, if any, specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions or take actions deemed necessary as Acquiror may determine to effect the purposes of this Agreement; PROVIDED, HOWEVER, that such revised structure or actions shall not (i) adversely affect the rights of the depositors or members of Acquiree Bank; (ii) materially impede or delay the receipt of any regulatory approval in such a manner as could reasonably be expected to delay the Effective Time beyond December 31, 2003; or
(iii) change the benefits or other arrangements provided to or on behalf of Acquiree Bank's directors, officers or employees in this Agreement. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      3.1 DISCLOSURE LETTERS. Prior to the execution and delivery of this Agreement, Acquiree Bank on the one hand and Acquiror on the other hand have each delivered to the other a letter (each, its "DISCLOSURE LETTER") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate). The Disclosure Letter delivered by Acquiree is referred to herein as the "ACQUIREE DISCLOSURE LETTER," and the Disclosure Letter delivered by Acquiror is referred to herein as the "ACQUIROR DISCLOSURE LETTER." The mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party's Disclosure Letter shall be deemed disclosed for all purposes of such party's Disclosure Letter.

      3.2 REPRESENTATIONS AND WARRANTIES OF ACQUIREE BANK. Except as set forth in the Acquiree Disclosure Letter, Acquiree Bank represents and warrants the following to Acquiror:


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            (a) ORGANIZATION. Acquiree Bank is a savings and loan association validly existing in the mutual form of organization under the laws of the United States of America. Acquiree Bank has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Acquiree Bank is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Acquiree Bank. Acquiree Bank has no direct or indirect subsidiaries.

            (b) CAPITAL STRUCTURE. As of the date of this Agreement, (i) Acquiree Bank does not have any authorized or outstanding capital stock, and
(ii) Acquiree Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Acquiree Bank to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Acquiree Bank or obligating Acquiree Bank to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement.

            (c) AUTHORITY. Acquiree Bank has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Acquiree Bank's Board of Directors, and, except for the approval and adoption of this Agreement by the members of Acquiree Bank, if required, no other corporate proceedings on the part of Acquiree Bank are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Acquiree Bank and constitutes a valid and binding obligation of Acquiree Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

            (d) NO VIOLATIONS; CONSENTS. The execution, delivery and performance of this Agreement by Acquiree Bank do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required member and governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Acquiree Bank (or any of its properties) is subject, (ii) violate the charter or bylaws of Acquiree Bank or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Acquiree Bank under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust,

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loan agreement or other agreement, instrument or obligation to which Acquiree
Bank is a party, or to which any of its properties or assets may be subject, except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Acquiree Bank.

            No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by Acquiree Bank of this Agreement or the consummation by Acquiree Bank of the merger and the other transactions contemplated by this Agreement, except for filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by federal and state banking authorities and the Department of Justice. As of the date hereof, Acquiree Bank knows of no reason pertaining to Acquiree Bank why any of the approvals referred to in this SECTION 3.2(D) should not be obtained without the imposition of any material condition or restriction described in SECTION 6.1(B).

            (e) FINANCIAL STATEMENTS. Acquiree Bank has previously provided to Acquiror MHC, Acquiror Bancshares and Acquiror Bank its (i) audited balance sheets and statements of income, changes in equity and cash flows for each of the years in the three-year period ended June 30, 2002 together with notes thereto, accompanied by the audit report of Acquiree Banks independent public auditors and (ii) unaudited consolidated balance sheet and statements of income and changes in equity for the three months ended September 30, 2002 (the "ACQUIREE BANK FINANCIAL STATEMENTS"). The Acquiree Bank Financial Statements were prepared from the books and records of Acquiree Bank, fairly present the consolidated financial position of Acquiree Bank at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Acquiree Bank for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes to the extent permitted under applicable regulations.

            (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 3.2(f) of the Acquiree Disclosure Letter, since June 30, 2002, (i) Acquiree Bank has conducted its businesses only in the ordinary and usual course of such business consistent with its past practices, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Acquiree Bank, considered as a whole, (iii) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by Acquiree Bank to any of its directors, officers or employees, other than in conformity with the policies and practices of Acquiree Bank in the usual and ordinary course of its business, (iv) Acquiree Bank has not paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of its directors, officers or employees other than in conformity with the policies and practices of Acquiree Bank in the usual and ordinary course of its business, and (v) there has been no change in any accounting principles, practices or methods of Acquiree Bank other than as required by GAAP.

            (g) LITIGATION. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of Acquiree Bank, threatened against or affecting Acquiree Bank or any property or asset of Acquiree Bank that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiree Bank. To the knowledge of Acquiree Bank, there are no investigations, reviews or inquiries by any court or Governmental Entity pending or threatened against Acquiree Bank. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against Acquiree Bank that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiree Bank.

            (h) ABSENCE OF REGULATORY ACTIONS. Since December 31, 1997, Acquiree Bank has not been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (i) TAXES. All federal, state, local and foreign tax returns required to be filed by or on behalf of Acquiree Bank have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Acquiree Bank have been paid in full or adequate provision has been made for any such taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Acquiree Bank, and no claim has been made by any authority in a jurisdiction where Acquiree Bank does not file tax returns that Acquiree Bank is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Acquiree Bank have been paid in full or adequate provision has been made for any such taxes. Acquiree Bank has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. Acquiree Bank and its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Acquiree Bank and each of its Subsidiaries has timely complied with all applicable information reporting requirements under

Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            (j)   AGREEMENTS.

                  (i) Section 3.2(j) of the Acquiree's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which Acquiree Bank is a party or is bound:

                        (A) with any executive officer or other key employee of Acquiree Bank the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Acquiree Bank of the nature contemplated by this Agreement;

                        (B) with respect to the employment of any directors, officers, employees or consultants;

                        (C) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);

                        (D) containing covenants that limit the ability of Acquiree Bank to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Acquiree Bank may carry on its business (other than as may be required by law or any regulatory agency);

                        (E) pursuant to which Acquiree Bank may become obligated to invest in or contribute capital to any entity;

                        (F) that relates to borrowings of money (or guarantees thereof) by Acquiree Bank in excess of $50,000;

                        (G) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis;

                        (H) that was not made in the ordinary course of business which is material to Acquiree Bank and is to be performed in whole or in part at or after the execution of this Agreement or was entered into not more than two years before such execution. Only contracts need be identified as to which Acquiree Bank is a party or has succeeded to a party by assumption or assignment or in which the Acquiree Bank has a beneficial interest;

                        (I) to which directors, officers, promoters, voting trustees, security holders of Acquiree Bank, or underwriters are parties other than contracts involving only the purchase or sale of current assets having a determinable market price, at such market price;

                        (J) upon which Acquiree Bank's business is substantially dependent, as in the case of continuing contracts to sell the major part of Acquiree Bank's products or services or to purchase the major part of Acquiree Bank's requirements of goods, services or raw materials or any franchise or license or other agreement to use a patent, formula, trade secret, process or trade name upon which Acquiree Bank's business depends to a material extent;

                        (K) calling for the acquisition or sale of any property, plant or equipment for a consideration exceeding 15% of the fixed assets of Acquiree Bank;

                        (L) which is a material lease under which a part of the property described in the Agreement is held by Acquiree Bank;

                        (M) which is a management contract or any compensatory plan, contract or arrangement, including but not limited to plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing (or if not set forth in any formal document, a written description thereof) in which any director or any of the executive officers of the Acquiree Bank participates, and any other management contract or any compensatory plan, contract, or arrangement in which any other executive officer of the Acquiree participates shall be identified unless immaterial in amount or significance.

                        (N) which is a compensatory plan, contract or arrangement pursuant to which equity may be awarded, including, but not limited to, options, warrants or rights (or if not set forth in any formal document, a written description thereof), in which any employee (whether or not an executive officer of Acquiree Bank) participants shall be identified unless immaterial in amount or significance. A compensation plan assumed by a Acquiree Bank in connection with a merger, consolidation or other acquisition transaction pursuant to which the Acquiree Bank may make further grants or awards of its equity securities shall be considered a compensation plan of Acquiree Bank for purposes of the preceding sentence.

                  (ii) Acquiree Bank is not in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of Acquiree Bank, no other party to any such agreement (excluding any loan or extension of credit made by Acquiree Bank) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Acquiree Bank.

            (k) INTELLECTUAL PROPERTY. Acquiree Bank owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its businesses, and Acquiree Bank has not received any notice of conflict with respect thereto that asserts the right of others. Acquiree Bank has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

            (l) LABOR MATTERS. Acquiree Bank is in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Acquiree Bank is not and has never been a party to, been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, and Acquiree Bank is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Acquiree Bank pending or, to the knowledge of Acquiree Bank, threatened.

            (m) EMPLOYEE BENEFIT PLANS.

                  (i) The Acquiree Disclosure Letter contains a complete and accurate list of all pension, retirement, savings, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Acquiree Bank (hereinafter referred to collectively as the "ACQUIREE BANK EMPLOYEE PLANS"). Acquiree Bank has previously delivered or made available to Acquiror true and complete copies of each agreement, plan and other documents referenced in the Acquiree Disclosure Letter. There has been no announcement or commitment by Acquiree Bank to create an additional Acquiree Bank Employee Plan, or to amend any Acquiree Bank Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Acquiree Bank Employee Plan. With respect to each Acquiree Bank Employee Plan, Acquiree Bank has previously made available to Acquiror a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such Acquiree Bank Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Acquiree Bank Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Acquiree Bank Employee Plan, to the extent available, if the Acquiree Bank Employee Plan is subject to Title I of ERISA, and (E) the most recent actuarial report or valuation if such Acquiree Bank Employee Plan is an Acquiree Bank Pension Plan and any subsequent changes to the actuarial assumptions contained therein.

                  (ii) There is no pending or, to Acquiree Bank's knowledge, threatened litigation, administrative action or proceeding relating to any Acquiree Bank Employee Plan. All of the Acquiree Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Acquiree Bank Employee Plans which is likely to result in the imposition of any penalties or taxes upon Acquiree Bank under Section 502(i) of ERISA or Section 4975 of the IRC.

                  (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by Acquiree Bank to be incurred with respect to any Acquiree Employee Plan which is subject to Title IV of ERISA ("ACQUIREE BANK PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Acquiree Bank or any ERISA Affiliate. No Acquiree Bank Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Acquiree Bank Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Acquiree Bank Pension Plan as of the end of the most recent plan year with respect to the respective Acquiree Bank Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Acquiree Bank Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Acquiree Bank Pension Plan within the 12-month period ending on the date hereof. Acquiree Bank has not provided, and is not required to provide, security to any Acquiree Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the IRC. Neither Acquiree Bank, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each Acquiree Bank Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (an "Acquiree Bank Qualified Plan") has received a favorable determination letter from the IRS, and Acquiree Bank is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

                  (v) Acquiree Bank does not have any obligations for post-retirement or post-employment benefits under any Acquiree Bank Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Acquiree Bank to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC) or is a nondeductible payment under Section 162(m) of the IRC, increase or secure (by way of a trust or other vehicle) any benefits payable under any Acquiree Bank Employee Plan or accelerate the time of payment or vesting of any such benefit.

            (n) TITLE TO ASSETS. The Acquiree Disclosure Letter contains a complete and accurate list of all real property owned or leased by Acquiree, including all properties of Acquiree Bank classified as "Real Estate Owned" or words of similar impact. Acquiree Bank has good and marketable title to its properties and assets (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer) whether real or personal, tangible or intangible, in each case free and clear of any Liens except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, and
(iii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each lease pursuant to which Acquiree Bank is lessee or lessor is valid and in full force and effect and neither Acquiree Bank, nor, to the knowledge of Acquiree Bank, any other party to any such lease, is in default or in violation of any material provisions of any such lease. All material tangible properties of Acquiree Bank are in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by Acquiree Bank to be adequate for the current business of Acquiree Bank. To the knowledge of Acquiree Bank, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

            (o) COMPLIANCE WITH LAWS. Acquiree Bank conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. Acquiree Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Acquiree Bank is not in violation of and Acquiree Bank has not been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiree Bank.

            (p) ENVIRONMENTAL MATTERS.

                  (i) Each of Acquiree Bank, the Participation Facilities, and, to the knowledge of Acquiree Bank, the Loan Properties are, and have been, in substantial compliance with, and is not liable under, all Environmental Laws.

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Acquiree Bank, threatened, before any court, governmental agency or board or other forum against Acquiree Bank or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Acquiree Bank or any Participation Facility.

                  (iii) To the knowledge of Acquiree Bank, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Acquiree Bank in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

                  (iv) Acquiree Bank has not received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

                  (v) Except as set forth in Section 3.2(p)(v) of the Acquiree Disclosure Letter, there are no underground storage tanks at any properties owned or operated by Acquiree Bank or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by Acquiree Bank or any Participation Facility.

                  (vi) During the period of (A) the ownership or operation by Acquiree Bank of any of its current properties or (B) the participation of Acquiree Bank in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of Acquiree Bank, prior to the period of (A) the ownership or operation by Acquiree Bank of any of its current properties or (B) the participation of Acquiree Bank in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

            (q) LOAN PORTFOLIO; ALLOWANCE FOR LOAN LOSSES; ASSET QUALITY.

                  (i) With respect to each Loan owned by Acquiree Bank in whole or in part:

                        (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                        (B) neither Acquiree Bank, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                        (C) Acquiree Bank is the sole holder of legal and beneficial title to each Loan (or its participation interest, as applicable), except as otherwise referenced on the books and records of Acquiree Bank;

                        (D) the original note and the related security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                        (E) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                        (F) there is no pending or, to the knowledge of Acquiree Bank, threatened, condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Acquiree Bank; and

                        (G) to the knowledge of Acquiree Bank, there is no litigation or proceeding pending or, to the knowledge of Acquiree Bank, threatened relating to the property that serves as security for a Loan that would have a material adverse effect upon the related Loan.

                  (ii) Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor the practices of approving or rejecting Loan applications, violate any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act,

Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

                  (iii) The allowance for loan losses reflected in Acquiree Bank's audited balance sheet at June 30, 2002 was, and the allowance for loan losses shown on the balance sheets in Acquiree Bank's Reports for periods ending after June 30, 2002, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (iv) Section 3.2(q)(iv)(A) of the Acquiree's Disclosure Letter sets forth a true and complete listing, as of September 30, 2002, of:

                        (A) all Loans that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import listed by category, including the amounts thereof; and

                        (B) Loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on a non-accrual status, (3) where the interest rate terms have been reduced and/or the maturity dates have been extended by Acquiree Bank due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (4) where a specific reserve allocation exists in connection therewith, listed by category, including the amounts thereof.

                  (v) Acquiree Bank is not a party to any Loan that is in violation, in any material respect, of any law, regulation or rule of any Governmental Entity. Any asset of Acquiree Bank that is classified as "Real Estate Owned" or words of similar import that is included in any non-performing assets of Acquiree Bank is listed in the Acquiree Disclosure Letter and is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (r) DEPOSITS. The deposit accounts of Acquiree Bank are insured by the FDIC to the maximum extent permitted by law. None of the deposits of Acquiree Bank is a "brokered" deposit.

            (s) ANTI-TAKEOVER PROVISIONS INAPPLICABLE. Acquiree Bank has taken all actions required to exempt Acquiree Bank, the Agreement and the transactions contemplated hereby from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            (t) MATERIAL INTERESTS OF CERTAIN PERSONS. No officer or director of Acquiree Bank, or any affiliate of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Acquiree Bank.

            (u) INSURANCE. Except as set forth in Section 3.2(u) of the Acquiree Disclosure Letter, in the opinion of management, Acquiree Bank is presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Acquiree Bank are in full force and effect, Acquiree Bank is not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

            (v)   INVESTMENT SECURITIES.

                  (i) Except for restrictions that exist for securities that are classified as "held to maturity," none of the investment securities held by Acquiree Bank is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except as set forth in Section 3.2(v)(ii) of the Acquiree Disclosure Letter, Acquiree Bank is not party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

            (w) INDEMNIFICATION. Except as provided in the charter or bylaws of Acquiree Bank, Acquiree Bank is not a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of Acquiree Bank and, to the knowledge of Acquiree Bank, there are no claims for which any such person would be entitled accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

            (x) BOOKS AND RECORDS. The books and records of Acquiree Bank have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (y) CORPORATE DOCUMENTS. Acquiree Bank has previously furnished or made available to Acquiror a complete and correct copy of its charter and bylaws as in effect as of the date of this Agreement. Acquiree Bank is not in violation of its charter, bylaws or similar organizational documents. The minute books of Acquiree Bank constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders or members, as the case may be.

            (z) COMMUNITY REINVESTMENT ACT COMPLIANCE. Acquiree Bank is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Acquiree Bank currently has a CRA rating of satisfactory or better. To the knowledge of Acquiree Bank, there is no fact or circumstance or set of facts or circumstances that would cause Acquiree Bank to fail to comply with such provisions or cause the CRA rating of Acquiree Bank to fall below satisfactory.

            (aa) UNDISCLOSED LIABILITIES. As of the date hereof, Acquiree Bank has not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated financial statements of Acquiree Bank as of June 30, 2002, except for (i) liabilities incurred since June 30, 2002 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Acquiree Bank, and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

            (bb) FEES. Neither Acquiree Bank nor any of its officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Acquiree Bank in connection with this Agreement or the transactions contemplated hereby.

      3.3 REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Except as set forth in the Acquiror Disclosure Letter, Acquiror MHC, Acquiror Bancshares and Acquiror Bank jointly and severally represent and warrant the following. Any reference to "Acquiror" in this SECTION 3.3 shall include each of Acquiror MHC, Acquiror Bancshares and/or Acquiror Bank individually, as and to the extent applicable.

            (a) ORGANIZATION. Acquiror MHC is a mutual holding company duly organized, validly existing and in good standing under the laws of the United States of America and is registered as a savings and loan holding company under the HOLA. Acquiror Bancshares is a subsidiary holding company duly organized, validly existing and in good standing under the laws of the United States of America and is registered as a savings and loan holding company under the HOLA. Acquiror Bank is a stock savings and loan association, validly existing and in good standing under the laws of the United States of America. Each of Acquiror MHC, Acquiror Bancshares and Acquiror Bank has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Each of Acquiror MHC, Acquiror Bancshares and Acquiror Bank is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on Acquiror, considered as a whole.

            (b)   SUBSIDIARIES.

                  (i) Each of Acquiror Bancshares's Subsidiaries other than Acquiror Bank is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on Acquiror considered as a whole. Acquiror MHC's, Acquiror Bancshares's and Acquiror Bank's ownership interest in each of its subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by mutual holding companies and federally chartered savings associations.

                  (ii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of Acquiror Bancshares are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iii) No Subsidiary of Acquiror Bancshares other than Acquiror Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder.

            (c) AUTHORITY. Each of Acquiror MHC, Acquiror Bancshares and Acquiror Bank has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the documents referred to herein and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of the Board of Directors of each of Acquiror MHC, Acquiror Bancshares and Acquiror Bank, and no other corporate proceedings on the part of Acquiror MHC, Acquiror Bancshares or Acquiror Bank are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than (i) if required by the OTS, the approval and adoption of this Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Acquiror Bancshares Common Stock, and, if required by the OTS, the affirmative vote of the majority of total outstanding shares excluding those shares beneficially owned by Acquiror MHC and (ii) if required by the OTS, the approval and adoption of this Agreement by the affirmative vote of a majority of the votes eligible to be cast by the members of Acquiror MHC. This Agreement has been duly and validly executed and delivered by each of Acquiror MHC, Acquiror Bancshares and Acquiror Bank and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

            (d) NO VIOLATIONS; CONSENTS.

                  (i) The execution, delivery and performance of this Agreement by Acquiror does not, and the consummation of the transactions contemplated by this Agreement will not, (A) assuming all required stockholder, member and governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Acquiror (or any of its properties) is subject, (B) violate the charter or bylaws of Acquiror or (C) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Acquiror under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Acquiror is a party, or to which any of its properties or assets may be subject except, in the case of (C), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror considered as a whole.

                  (ii) No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by Acquiror of this Agreement or the consummation by Acquiror of the Merger and the other transactions contemplated by this Agreement, except for filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities and the Department of Justice. As of the date hereof, Acquiror knows of no reason pertaining to Acquiror why any of the approvals referred to in this
SECTION 3.3(D) should not be obtained without the imposition of any material condition or restriction described in SECTION 6.1(B).

            (e) SECURITIES FILINGS AND FINANCIAL STATEMENTS.

                  (i) All reports, registration statements, and definitive proxy statements and information statements filed by Acquiror Bancshares or any of its Subsidiaries with the SEC under the Securities Act or the Exchange Act since February 15, 2002 (collectively, "ACQUIROR BANCSHARES' REPORTS") as of the date filed (A) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (B) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements (including, in each case, any notes thereto) of Acquiror Bancshares included in Acquiror Bancshares' Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in Acquiror Bancshares' Reports were prepared from the books and records of Acquiror Bancshares and its Subsidiaries, fairly present the consolidated financial position of Acquiror Bancshares and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Acquiror Bancshares and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes to the extent permitted under applicable regulations.

            (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Acquiror Bancshares' Reports filed with the SEC prior to the date of this Agreement, since March 31, 2002, (i) Acquiror has conducted its business only in the ordinary and usual course of such business consistent with its past practices, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Acquiror considered as a whole, (iii) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by Acquiror to any of its directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (iv) Acquiror has not paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees, and (v) there has been no change in any accounting principles, practices or methods of Acquiror other than as required by GAAP.

            (g) LITIGATION. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of Acquiror, threatened against or affecting Acquiror or any of its Subsidiaries or any property or asset of Acquiror or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror considered as a whole. To the knowledge of Acquiror there are no investigations, reviews or inquiries by any court or Governmental Entity pending or threatened against Acquiror or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against Acquiror or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror considered as a whole.

            (h) ABSENCE OF REGULATORY ACTIONS. Since December 31, 1997, neither Acquiror nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (i) TAXES. All federal, state, local and foreign tax returns required to be filed by or on behalf of Acquiror have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Acquiror have been paid in full or adequate provision has been made for any such taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Acquiror, and no claim has been made by any authority in a jurisdiction where Acquiror does not file tax returns that Acquiror is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Acquiror have been paid in full or adequate provision has been made for any such taxes. Acquiror has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. Acquiror and its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Acquiror and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            (j) AGREEMENTS.

                  (i) Except for this Agreement, Acquiror is not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with or incorporated by reference in Acquiror Bancshares' Reports.

                  (ii) Acquiror is not in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of Acquiror, no other party to any such agreement (excluding any loan or extension of credit made by Acquiror) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror.

            (k) INTELLECTUAL PROPERTY. Acquiror owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its businesses, and Acquiror has not received any notice of conflict with respect thereto that asserts the right of others. Acquiror and its Subsidiaries have performed all the obligations required to be performed by it and is not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

            (l) LABOR MATTERS. Acquiror is in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Acquiror has not and has never been a party to, or been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, and Acquiror is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Acquiror pending or, to the knowledge of Acquiror, threatened.

            (m) EMPLOYEE BENEFIT PLANS.

                  (i) All pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Acquiror MHC, Acquiror Bancshares and Acquiror Bank are hereinafter referred to collectively as the "ACQUIROR EMPLOYEE PLANS". Acquiror has previously delivered or made available to Acquiree Bank true and complete copies of each Acquiror Employee Plan. There has been no announcement or commitment by Acquiror to create an additional Acquiror Employee Plan, or to amend any Acquiror Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Acquiror Employee Plan.

                  (ii) There is no pending or, to Acquiror's knowledge, threatened litigation, administrative action or proceeding relating to any Acquiror Employee Plan. All of the Acquiror Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Acquiror Employee Plans which is likely to result in the imposition of any penalties or taxes upon Acquiror under Section 502(i) of ERISA or Section 4975 of the IRC.

                  (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by Acquiror to be incurred with respect to any Acquiror Employee Plan which is subject to Title IV of ERISA ("ACQUIROR PENSION PLAN"), or with respect to any "single-employer plan" (as defined in
Section 4001(a) of ERISA) currently or formerly maintained by Acquiror or any ERISA Affiliate. No Acquiror Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Acquiror Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Acquiror Pension Plan as of the end of the most recent plan year with respect to the respective Acquiror Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Acquiror Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Acquiror Pension Plan within the 12-month period ending on the date hereof. Acquiror has not provided, or been required to provide, security to any Acquiror Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither Acquiror, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each Acquiror Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "Acquiror Qualified Plan") has received a favorable determination letter from the IRS, and Acquiror is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Acquiror Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all material respects and any assets of any such Acquiror Qualified Plan that, as of the end of the plan year, are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

            (n) TITLE TO ASSETS. Acquiror has good and marketable title to its properties and assets (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer) whether real or personal, tangible or intangible, in each case free and clear of any Liens except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, and
(iii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each lease pursuant to which Acquiror is lessee or lessor is valid and in full force and effect and neither Acquiror, nor, to the knowledge of Acquiror, any other party to any such lease, is in default or in violation of any material provisions of any such lease. All material tangible properties of Acquiror are in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by Acquiror to be adequate for the current business of Acquiror. To the knowledge of Acquiror, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

            (o) COMPLIANCE WITH LAWS. Each of Acquiror MHC, Acquiror Bancshares and Acquiror Bank conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. Acquiror has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Acquiror is not in violation of or has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror, considered as a whole.

            (p) ENVIRONMENTAL MATTERS.

                  (i) Each of Acquiror, the Participation Facilities, and, to the knowledge of Acquiror, the Loan Properties, is, and has been, in substantial compliance with, and is not liable under, all Environmental Laws.

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Acquiror, threatened, before any court, governmental agency or board or other forum against Acquiror or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Acquiror or any Participation Facility.

                  (iii) To the knowledge of Acquiror, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Acquiror in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

                  (iv) Acquiror has not received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

                  (v) There are no underground storage tanks at any properties owned or operated by Acquiror or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by Acquiror or any Participation Facility.

                  (vi) During the period of (A) the ownership or operation by Acquiror of any of its current properties or (B) the participation of Acquiror in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of Acquiror, prior to the period of (A) the ownership or operation by Acquiror of any of its current properties or (B) the participation of Acquiror in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

            (q) LOAN PORTFOLIO; ALLOWANCE FOR LOAN LOSSES; ASSET QUALITY.

                  (i) With respect to each Loan owned by Acquiror Bank in whole or in part:

                        (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                        (B) neither Acquiror Bank, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                        (C) Acquiror Bank is the sole holder of legal and beneficial title to each Loan (or its participation interest, as applicable), except as otherwise referenced on the books and records of Acquiror Bank;

                        (D) the original note and the related security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                        (E) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                        (F) there is no pending or, to the knowledge of Acquiror Bank, threatened, condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Acquiror Bank; and

                        (G) to the knowledge of Acquiror Bank, there is no litigation or proceeding pending or, to the knowledge of Acquiror Bank, threatened relating to the property that serves as security for a Loan that would have a material adverse effect upon the related Loan.

                  (ii) Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor the practices of approving or rejecting Loan applications, violate any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

                  (iii) The allowance for loan losses reflected in Acquiror audited balance sheet at March 31, 2002 was, and the allowance for loan losses shown on the balance sheets in Acquiror Reports for periods ending after March 31, 2002, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (iv) Neither Acquiror Bank nor any of its Subsidiaries is a party to any Loan that is in violation, in any material respect, of any law, regulation or rule of any Governmental Entity. Any asset of Acquiror Bank or any of its Subsidiaries that is classified as "Real Estate Owned" or words of similar import that is included in any non-performing assets of Acquiror Bank or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (r) DEPOSITS. The deposit accounts of Acquiror Bank are insured by the FDIC to the maximum extent permitted by law. None of the deposits of Acquiror Bank is a "brokered" deposit.

            (s) INSURANCE. In the opinion of management, Acquiror is presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Acquiror are in full force and effect, Acquiror is not in default thereunder, and all material claims thereunder have been filed in due and timely fashion.

            (t) INVESTMENT SECURITIES.

                  (i) Except for restrictions that exist for securities that are classified as "held to maturity," none of the investment securities held by Acquiror is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Neither Acquiror nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

            (u) INDEMNIFICATION. Except as provided in the employment agreements filed as exhibits to Acquiror Bancshares' Reports and as provided in the charter or bylaws of Acquiror, Acquiror is not a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of Acquiror and Acquiror Bank and, to the knowledge of Acquiror, there are no claims for which any such person would be entitled accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

            (v) BOOKS AND RECORDS. The books and records of Acquiror and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and

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



accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (w) CORPORATE DOCUMENTS. Acquiror has previously furnished or made available to Acquiree Bank a complete and correct copy of its charter and bylaws and the similar organizational documents of each of its Subsidiaries, as in effect as of the date of this Agreement. Neither Acquiror nor any of their Subsidiaries is in violation of its charter, bylaws or similar organizational documents. The minute books of Acquiror and each of its Subsidiaries constitute a complete and correct record of all actions taken by its boards of directors (and each committee thereof) and their stockholders or members, as the case may be.

            (x) PROXY STATEMENTS. The information regarding Acquiror to be included in any proxy statement which may be utilized by Acquiror in connection with the transactions contemplated by this Agreement will not, at the time distributed, and the information regarding Acquiror to be included in any such proxy statement will not, at the time distributed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (y) COMMUNITY REINVESTMENT ACT COMPLIANCE. Acquiror Bank is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Acquiror Bank currently has a CRA rating of satisfactory or better. To the knowledge of Acquiror, there is no fact or circumstance or set of facts or circumstances that would cause Acquiror Bank to fail to comply with such provisions or cause the CRA rating of Acquiror Bank to fall below satisfactory.

            (z) UNDISCLOSED LIABILITIES. As of the date hereof, neither Acquiror nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated financial statements of Acquiror Bancshares as of March 31, 2002, except for (i) liabilities incurred since March 31, 2002 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Acquiror considered as a whole and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV
                           CONDUCT PENDING THE MERGER

      4.1 FORBEARANCES BY ACQUIREE BANK. Except as expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Effective Time of the Merger, Acquiree Bank shall not, nor shall it permit any of its Subsidiaries to,


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



without the prior written consent of Acquiror Bank, which consent shall not be unreasonably withheld:

            (a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

            (b)   (i)   incur, modify, extend or renegotiate any indebtedness
for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than the creation of deposit liabilities, borrowings from the Federal Home Loan Bank that mature within one year, sales of certificates of deposit that mature within five years and entering into repurchase agreements; PROVIDED, HOWEVER, that in no event shall such indebtedness or other similar arrangements with an individual, corporation or other entity exceed an aggregate of $25,000, except that Acquiree Bank may incur Federal Home Loan Bank advances of up to $250,000 and accept deposits or certificates of deposit from any individual customer in an amount not to exceed $300,000;

                  (ii) prepay any indebtedness or other similar arrangements so as to incur any prepayment penalty thereunder;

            (c) issue any capital stock;

            (d) make, declare or pay any dividend or make any other distribution to its members;

            (e) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

            (f) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;


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



            (g) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum and other than contracts or agreements covered by SECTION 4.1(G);

            (h) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $300,000 with respect to any individual borrower, or (ii) loans or advances as to which it has a binding obligation to make such loans or advances as of the date hereof;

            (i) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Acquiree Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

            (j) (i) increase in any manner the compensation or fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, or pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

                  (ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

                  (iii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or

                  (iv) appoint to any senior executive office any person who is not a member of its senior executive officer team as of the date of this Agreement or elect to its Board of Directors any person who is not a member of its Board of Directors as of the date of this Agreement, or hire any employee with annual compensation in excess of $25,000 or hire employees with annual compensation in excess of $50,000 in the aggregate;

            (k) settle any claim, action or proceeding involving payment by it of money damages in excess of $25,000 or impose any material restriction on its operations or the operations of any of its Subsidiaries;


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



            (l) amend its charter or bylaws, except as may be contemplated by this Agreement including any amendment Acquiree Bank deems reasonably necessary to facilitate members approval of the merger;

            (m) restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

            (n) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than one year;

            (o) make any capital expenditures in excess of $50,000 other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

            (p) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

            (q) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing Date, or in any of the conditions set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

            (r) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

            (s) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this SECTION 4.1.

            Any request by Acquiree Bank or response thereto by Acquiror shall be made in accordance with the notice provisions of SECTION 8.7 and shall note that it is a request pursuant to this SECTION 4.1.

      4.2 FORBEARANCES BY ACQUIROR. Except as expressly contemplated or permitted by this Agreement, and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Acquiror shall not, nor shall they permit any Subsidiary to, without the prior written consent of Acquiree Bank, which shall not unreasonably be withheld:

            (a) take any action that would adversely affect or delay its ability to timely perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

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



            (b) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing Date, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in violation of any provision of this Agreement; or

            (c) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this SECTION 4.2.

                                    ARTICLE V
                                    COVENANTS

      5.1   ACQUISITION PROPOSALS.

            (a) Except as permitted by this Agreement, Acquiree Bank shall not, and shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than Acquiror), regarding an Acquisition Proposal or (iii) enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of Acquiree Bank or any investment banker, financial advisor, attorney, accountant or other representative retained by Acquiree Bank shall be deemed to be a breach of this
SECTION 5.1 by Acquiree Bank. Notwithstanding the foregoing, Acquiree Bank may, in response to a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of this SECTION 5.1, (x) furnish non-public information with respect to Acquiree Bank to the person who made such Superior Proposal pursuant to a confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between Acquiree Bank and Acquiror dated August 21, 2002 and (y) participate in discussions or negotiations with such person regarding such Superior Proposal, if and so long as Acquiree Bank's Board of Directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that failing to take such action would constitute a breach of its fiduciary duties under applicable law.

            (b) Acquiree Bank will notify Acquiror Bancshares immediately orally (within one day) and in writing (within three days) of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to Acquiror Bancshares any

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



written materials received by Acquiree Bank in connection therewith. Acquiree Bank will keep Acquiror Bancshares informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately upon the occurrence thereof. Acquiree Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Acquiree Bank will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of SECTION 5.1(A) of the obligations undertaken in this SECTION 5.1. Acquiree Bank will promptly request each person (other than Acquiror) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with Acquiree Bank to return or destroy all confidential information previously furnished to such person by or on behalf of Acquiree Bank. Acquiree Bank shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

      5.2 CERTAIN POLICIES AND ACTIONS OF ACQUIREE BANK. At the request of Acquiror, Acquiree Bank agrees to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent with those of Acquiror Bank; PROVIDED, HOWEVER, that Acquiree Bank shall not be required to take such action prior to the date on which all regulatory and member and stockholder approvals required to consummate the transactions contemplated hereby are received, and until after receipt of written confirmation from Acquiror that it is not aware of any fact or circumstance that would prevent completion of the Merger, and PROVIDED, FURTHER, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. The representations, warranties and covenants of Acquiree Bank contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this SECTION 5.2.

      5.3   ACCESS AND INFORMATION.

            (a) Upon reasonable notice, Acquiree Bank shall afford Acquiror and its representatives (including, without limitation, directors, officers and employees of Acquiror and its affiliates and counsel, accountants and other professionals retained by Acquiror) such reasonable access during normal business hours throughout the period prior to the Effective Time of the Merger to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to Acquiree Bank as Acquiror may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this SECTION 5.3 shall affect or be deemed to modify any representation or warranty made by Acquiree Bank in this Agreement.

            (b) From the date hereof until the Effective Time of the Merger, Acquiree Bank shall promptly provide Acquiror with (i) a copy of each report, schedule and other document filed with or received by it from any federal or state banking regulator, (ii) a copy of

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



any materials furnished to its senior management and all materials furnished to its Board of Directors, (iii) a copy of each press release made available to the public and (iv) any other information concerning its business, properties and personnel as Acquiror may reasonably request. Notwithstanding the foregoing, Acquiree Bank shall not be required to provide access to or to disclose information where such access or disclosure would violate the rights of such entity's customers, jeopardize the attorney-client privilege of the entity in possession or control of such information, or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the previous sentence apply.

            (c) Acquiror will not, and will cause its representatives not to, use any information obtained pursuant to this SECTION 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, Acquiror will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this SECTION 5.3 unless such information (i) was already known to Acquiror or an affiliate of Acquiror other than pursuant to a confidentiality agreement or other confidential relationship,
(ii) becomes available to Acquiror or an affiliate of Acquiror from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of Acquiree Bank or (iv) is or becomes readily ascertainable from published information or trade sources.

            (d) From and after the date hereof, representatives of Acquiror Bank and Acquiree Bank shall meet on a regular basis to discuss and plan for the conversion of Acquiree Bank's data processing and related electronic informational systems to those used by Acquiror Bank with the goal of conducting such conversion simultaneously with the consummation of the Merger.

      5.4   APPLICATIONS; CONSENTS.

            (a) Acquiror and Acquiree Bank shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. Acquiror and Acquiree Bank shall furnish each other with all information concerning themselves, any Subsidiaries, and any respective Subsidiaries' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of Acquiree Bank or Acquiror or any Subsidiary to any Governmental Entity in connection with the transactions contemplated by this Agreement. Acquiror and Acquiree Bank shall have the right to review in advance, and to the extent practicable each will consult with the other on, all information relating to it and any Subsidiary that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this SECTION 5.4(A).

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



            (b) As soon as practicable after the date hereof, each of the parties hereto shall, and shall cause any Subsidiary and affiliate to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement.

      5.5 ANTITAKEOVER PROVISIONS. Acquiree Bank shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Acquiror, the Agreement and the transactions contemplated hereby from any provisions of an antitakeover nature in the charter and bylaws of Acquiree Bank, and the provisions of any applicable federal or state antitakeover laws.

      5.6 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

      5.7 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter the parties hereto shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement and in making any filings with any Governmental Entity or with any national securities exchange or market with respect thereto; PROVIDED, HOWEVER, that nothing in this SECTION 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law.

      5.8   STOCKHOLDERS MEETING; MEMBERS MEETINGS.

            (a) If required by the OTS, Acquiror Bancshares will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, if required by the OTS, Acquiror Bancshares will take, in accordance with applicable law and its charter and bylaws, all action necessary to call, give notice of, and use its best efforts to convene and hold a meeting of its stockholders (the "ACQUIROR STOCKHOLDERS MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. If Acquiror Bancshares is required by the OTS to hold such Acquiror Stockholders Meeting, Acquiror Bancshares' Board of Directors will use all reasonable best efforts to obtain from Acquiror Bancshares' stockholders a vote approving and adopting this Agreement. If Acquiror Bancshares is required by the OTS to hold such Acquiror Stockholders Meeting, except as provided in this Agreement, (i) Acquiror

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



Bancshares' Board of Directors shall recommend to Acquiror Bancshares' stockholders approval and adoption of this Agreement, (ii) the proxy statement Acquiror Bancshares distributes to its stockholders shall include a statement to the effect that Acquiror Bancshares' Board of Directors has recommended that Acquiror Bancshares' stockholders vote in favor of the approval and adoption of this Agreement, and (iii) neither Acquiror Bancshares' Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Acquiree Bank, the recommendation of Acquiror Bancshares' Board of Directors that Acquiror Bancshares' stockholders vote in favor of approval and adoption of this Agreement or make any statement in connection with the Acquiror Stockholders Meeting inconsistent with such recommendation. Each of Acquiror Bancshares' directors and executive officers has entered into a Voting Agreement in the form attached as Exhibit B hereto, to vote their respective shares of Acquiror Bancshares Common Stock in favor of the Merger. Notwithstanding the foregoing, if Acquiror Bancshares' Board of Directors, after consultation with and based on the advice of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the Agreement to stockholders at the Acquiror Stockholders Meeting it may submit the Agreement without recommendation, in which case the Board of Directors may communicate the basis for its lack of a recommendation to the stockholders in the proxy statement distributed to stockholders or an appropriate amendment or supplement thereto to the extent required by law.

            (b) If required by the OTS, Acquiror MHC will submit to its members this Agreement and any other matters required to be approved or adopted by members in order to carry out the intentions of this Agreement. In furtherance of that obligation, if required by the OTS, Acquiror MHC will take, in accordance with applicable law and its charter and bylaws, all action necessary to call, give notice of, and use its best efforts convene and hold a meeting of its members (the "ACQUIROR MEMBERS MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. If Acquiror MHC is required by the OTS to hold such Acquiror Members Meeting, Acquiror MHC's Board of Directors will use all reasonable best efforts to obtain from Acquiror MHC's members a vote approving and adopting this Agreement. If Acquiror MHC is required by the OTS to hold such Acquiror Members Meeting, (i) Acquiror MHC's Board of Directors shall recommend to Acquiror MHC's members approval and adoption of this Agreement, (ii) the proxy statement Acquiror MHC distributes to its members shall include a statement to the effect that Acquiror MHC's Board of Directors has recommended that Acquiror MHC's members vote in favor of the approval and adoption of this Agreement, and (iii) neither Acquiror MHC's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Acquiree Bank, the recommendation of Acquiror MHC's Board of Directors that Acquiror MHC's members vote in favor of approval and adoption of this Agreement or make any statement in connection with the Acquiror Members Meeting inconsistent with such recommendation. Notwithstanding the foregoing, if Acquiror MHC's Board of Directors, after consultation with and based on the advice of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the

Agreement to members at the Acquiror Members Meeting it may submit the Agreement without recommendation, in which case the Board of Directors may communicate the basis for its lack of a recommendation to the members in the proxy statement distributed to members or an appropriate amendment or supplement thereto to the extent required by law.

            (c) If required by the OTS, Acquiree Bank will cause Acquiree Bank to submit to its members this Agreement and any other matters required to be approved or adopted by members in order to carry out the intentions of this Agreement. In furtherance of that obligation, Acquiree Bank will take, in accordance with applicable law and its charter and bylaws, all action necessary to call, give notice of, and use its best efforts to convene and hold a meeting of Acquiree Bank's members, (the "ACQUIREE MEMBERS MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. If Acquiree Bank is required by the OTS to hold such Acquiree Members Meeting, Acquiree Bank's Board will use all reasonable best efforts to obtain from Acquiree Bank's members a vote approving and adopting this Agreement. If Acquiree Bank is required by the OTS to hold such Acquiree Members Meeting, except as provided in this Agreement, (i) Acquiree Bank's Board will recommend to its members that they vote in favor of the approval and adoption of this Agreement, (ii) the proxy statement Acquiree Bank distributes to its members shall include a statement to the effect that Acquiree Bank's Board of Directors has recommended that its members vote in favor of the approval and adoption of this Agreement, and (iii) neither Acquiree Bank's Board of Directors nor any committee thereof shall withdraw, amend, modify or propose or resolve to withdraw, amend or modify, in a manner adverse to Acquiror, the recommendation of Acquiree Bank's Board of Directors that its members vote in favor of approval and adoption of this Agreement or make any statement in connection with the Acquiree Members Meeting inconsistent with such recommendation. Notwithstanding the foregoing, if Acquiree Bank's Board of Directors, after consultation with and based on the written advice opinion of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the Agreement to members at the Acquiree Members Meeting it may submit the Agreement without recommendation, in which case the Board of Directors may communicate the basis for its lack of a recommendation to the members in the proxy statement distributed to its members or an appropriate amendment or supplement thereto to the extent required by law.

      5.9   PROXY STATEMENTS.

            (a) If required by the OTS, as promptly as reasonably practicable following the date hereof, Acquiror MHC and Acquiror Bancshares shall prepare and file with the OTS and/or the SEC as applicable, if necessary, a proxy statement and related materials relating to the matters to be submitted to the members of Acquiror MHC and/or the stockholders of Acquiror Bancshares, in each case as applicable and if necessary, at their respective Members Meeting or Stockholders Meeting, as applicable (such proxy statement(s) and related materials and any amendments or supplements thereto being individually and collectively referred to as the

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"ACQUIROR PROXY STATEMENT"). Upon request, Acquiree Bank will furnish to
Acquiror MHC the information required to be included in the Acquiror Proxy Statement with respect to its business and affairs and shall have the right to review and consult with Acquiror MHC on the form of, and any characterizations of such information included in, the Acquiror Proxy Statement prior to its being filed with the OTS and/or the SEC, as applicable, if necessary. Acquiror MHC, Acquiror Bancshares and Acquiree Bank shall use reasonable best efforts to have the Acquiror Proxy Statement cleared for use by the OTS and/or the SEC, in each case as applicable and if necessary, and to have the Acquiror Proxy Statement mailed to Acquiror Bancshares' stockholders and/or to Acquiror MHC's members, in each case as applicable and if necessary, as promptly as practicable thereafter. Acquiror MHC will advise Acquiree Bank, promptly after it receives notice thereof, of the time when the Acquiror Proxy Statement has been cleared for use by the OTS and/or the SEC, as applicable, or any request by the OTS and/or the SEC, as applicable, for amendment of the Acquiror Proxy Statement. If at any time prior to the Effective Time any information relating to Acquiree Bank or Acquiror MHC, or any of their respective affiliates, officers or directors, should be discovered by Acquiree Bank or Acquiror MHC which should be set forth in an amendment or supplement to the Acquiror Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the OTS and/or the SEC, as applicable, and disseminated to the members of Acquiror MHC and or the stockholders of Acquiror Bancshares, as applicable.

            (b) As promptly as reasonably practicable following the date hereof, Acquiree Bank shall prepare and file with the OTS a proxy statement and related materials relating to the matters to be submitted to the members of Acquiree Bank at its Members Meeting (such proxy statement and related materials and any amendments or supplements thereto being individually and collectively referred to as the "ACQUIREE BANK PROXY STATEMENT"). Upon request, Acquiror will furnish to Acquiree Bank the information required to be included in the Acquiree Bank Proxy Statement with respect to its business and affairs and shall have the right to review and consult with Acquiree Bank on the form of, and any characterizations of such information included in, the Acquiree Bank Proxy Statement prior to its being filed with the OTS. Acquiror and Acquiree Bank shall use reasonable best efforts to have the Acquiree Bank Proxy Statement cleared for use by the OTS and to have the Acquiree Bank Proxy Statement mailed to Acquiree Bank's members as promptly as practicable thereafter. Acquiree Bank will advise Acquiror, promptly after it receives notice thereof, of the time when the Acquiree Bank Proxy Statement has been cleared for use by the OTS, or any request by the OTS for amendment of the Acquiree Bank Proxy Statement. If at any time prior to the Effective Time any information relating to Acquiree Bank or Acquiror or any of their respective affiliates, officers or directors, should be discovered by Acquiree Bank or Acquiror which should be set forth in an amendment or supplement to the Acquiree Bank Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements

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



therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the OTS and disseminated to Acquiree Bank's members.

      5.10 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time of the Merger, under any contract material to the financial condition, properties, businesses or results of operations of each party and any Subsidiary taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has resulted in, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in, a Material Adverse Effect. Each of the parties hereto shall give prompt notice to the other parties of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

      5.11  EMPLOYEE BENEFITS MATTERS.

            (a) All persons who are employees of Acquiree Bank immediately prior to the Effective Time of the Merger and whose employment is not specifically terminated at or prior to the Effective Time of the Merger (a "ACQUIREE CONTINUING EMPLOYEE") shall, at the Effective Time of the Merger, become employees of Acquiror Bank; PROVIDED, HOWEVER, that in no event shall any of Acquiree Bank's employees be officers of Acquiror MHC, Acquiror Bancshares or Acquiror Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of Acquiror MHC, Acquiror Bancshares and Acquiror Bank. All of the Acquiree Continuing Employees shall be employed at the will of Acquiror Bank and no contractual right to employment shall inure to such employees because of this Agreement. Acquiror Bank will provide to Acquiree Bank a schedule of Acquiree Continuing Employees no later than 30 days prior to the Effective Date. To the extent that Acquiror terminates the employment of any of Acquiree Bank's employees, other than for cause, within six months following the Effective Time, Acquiror shall provide to such former Acquiree Bank employee a severance payment equal to two weeks salary for each year of service that such employee was employed by Acquiree Bank, up to a maximum of 26 weeks salary; PROVIDED, HOWEVER, that Acquiror shall not have any obligation to provide any severance payment to any of Acquiree Bank's employees or Acquiree Continuing Employees whose termination of employment occurs due to death, disability, resignation or discharge for cause, or who are entitled to severance benefits or the equivalent thereof under the terms of an individual contract with Acquiree Bank or Acquiror. Acquiree Bank has furnished Acquiror with a schedule identifying each Acquiree Bank employee and each such employee's years of service with Acquiree Bank.


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



            (b) As of the Effective Time of the Merger, Acquiror Bank shall make available employer-provided health and other employee welfare benefit plans to each Acquiree Continuing Employee on the same basis as it provides such coverage to Acquiror Bank employees. Acquiree Continuing Employees shall receive credit for service with Acquiree Bank under any existing or new Acquiror Bank health plan in which such employees or their dependents would be eligible to enroll. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Acquiree Continuing Employees who become covered under a Acquiror Bank health plan shall be required to satisfy the deductible limitations of the Acquiror Bank health plan for the plan year in which coverage commences, with offset for deductibles satisfied under the Acquiree Bank health plan. Unless an Acquiree Continuing Employee affirmatively terminates coverage under an Acquiree Bank health plan prior to the time that such Acquiree Continuing Employee becomes eligible to participate in an Acquiror Bank health plan, no coverage of any of the Acquiree Continuing Employees or their dependents shall terminate under any other Acquiree Bank health plans prior to the time such Acquiree Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Acquiror Bank and their dependents.

            (c) Each Acquiree Continuing Employee shall be eligible to participate in the Acquiror Pension Plan, Employee Stock Ownership Plan and 401(k) Plan with credit for prior service with Acquiree Bank for purposes of eligibility and vesting but not for purposes of benefit accrual under the Acquiror Pension Plan.

            (d) The foregoing subparagraph (c) notwithstanding, Acquiror Bank agrees to honor in accordance with their terms all benefits vested as of the Effective Time of the Merger under the Acquiree Employee Plans and all vested benefits or other vested amounts earned or accrued through such time under contracts, arrangement commitments or understandings described in Acquiree Bank's Disclosure Letter, including the three Change in Control Agreements for employees of Acquiree Bank disclosed in the Acquiree Disclosure Letter and benefits which vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement.

      5.12  INDEMNIFICATION.

            (a) From and after the Effective Time of the Merger through the fifth anniversary of the Effective Time of the Merger, Acquiror Bancshares agrees to indemnify and hold harmless each present and former director and officer of Acquiree Bank, and each officer or employee of Acquiree Bank that is serving or has served as a director or trustee of another entity expressly at the request or direction of Acquiree Bank (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time of the Merger (including the

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



transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time of the Merger, as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to Acquiree Bank's charter and bylaws as in effect on the date of this Agreement and to the fullest extent permitted by law.

            (b) Any Indemnified Party wishing to claim indemnification under
SECTION 5.12(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Acquiror Bank thereof, but the failure to so notify shall not relieve Acquiror Bank of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice Acquiror Bank.

            (c) Acquiror Bank shall maintain, for a period of six years from the Effective Date, Acquiree Bank's existing directors' and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by Acquiree Bank's existing policy, including Acquiror Bank's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance; PROVIDED, HOWEVER, that in no event shall Acquiror Bank be obligated to expend, in order to maintain or provide insurance coverage pursuant to this
SECTION 5.12(C), an amount per annum in excess of 125% of the amount of the annual premiums paid by Acquiree Bank as of the date hereof for such insurance ("MAXIMUM INSURANCE AMOUNT"); PROVIDED FURTHER, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, Acquiror Bank shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

            (d) In the event Acquiror Bank or any of its successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Acquiror Bank assume the obligations set forth in this SECTION 5.12.

            (e) The provisions of this SECTION 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

      5.13  DIRECTORS, OFFICERS AND EMPLOYEES.

            (a) From and after the Effective Time of the Merger the current Chairman of the Board of Directors and the current President and Chief Executive Officer of Acquiror MHC, Acquiror Bancshares and Acquiror Bank shall continue to serve in such capacity, respectively, except as set forth in SECTION 5.13(B) below.


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



            (b) From and after the Effective Time of the Merger the current President of Acquiree Bank shall become the President of Acquiror Bank.

            (c) From and after the Effective Time of the Merger the directors of Acquiror MHC shall be all of the directors of Acquiror MHC serving immediately prior to the Merger. Additionally, prior to the Effective Date, Acquiree Bank will designate by notice to Acquiror MHC two directors from Acquiree Bank's Board of Directors reasonably acceptable to Acquiror MHC to serve on Acquiror MHC's Board of Directors. Directors of Acquiree Bank who become directors of Acquiror MHC will receive the same board and committee fees as the other members of the Board of Directors of Acquiror MHC. The former directors of Acquiree Bank who become members of the Board of Directors of Acquiror MHC following the Merger shall be appointed to different classes of the Board of Directors of Acquiror MHC, as determined by Acquiror MHC in its sole discretion, so that the terms of service of the Acquiror MHC Board of Directors remain classified in three different classes as nearly equal in number as possible.

            (d) From and other the Effective Time of the Merger, the directors of Acquiror Bancshares shall be all of the directors of Acquiror Bancshares serving immediately prior to the Merger and William Leary, who shall be invited to join the Board of Directors of Acquiror Bancshares to serve in the class of the Board of Directors whose term expires in 2005. Upon becoming a member of the Acquiror Bancshares Board of Directors, Mr. Leary will receive the same board and committee fees, if any, as the other members of the Board of Directors of Acquiror Bancshares.

            (e) From and after the Effective Time of the Merger, each of the directors of Acquiror Bank shall be a director of Acquiror Bank and each director of Acquiree Bank serving immediately prior to the Merger will be invited to join the Board of Directors of Acquiror Bank and one or more board committees of Acquiror Bank, including the Asset/Liability Committee, Audit Committee or Planning Committee. Directors of Acquiree Bank who become directors of Acquiror Bank will receive the same board and committee fees as the other members of the Board of Directors of Acquiror Bank and will be eligible to participate in any stock-based benefit plans of Acquiror Bank. The former directors of Acquiree Bank who become members of the Board of Directors of Acquiror Bank following the Merger shall be appointed to three different classes on the Board of Directors of Acquiror Bank, as determined by Acquiror Bank in its sole discretion, so that the terms of service of the Acquiror Bank Board of Directors remain classified in three different classes as nearly equal in number as possible.

                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

      6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:


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



            (a) STOCKHOLDER/MEMBER APPROVAL. If required by the OTS, this Agreement shall have been approved by the requisite vote of Acquiror MHC's members, Acquiror Bancshares' stockholders and Acquiree Bank's members in accordance with applicable laws and regulations.

            (b) REGULATORY APPROVALS. All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; PROVIDED, HOWEVER, that none of such approvals, consents or waivers shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to Acquiror of the transactions contemplated hereby that, had such condition or requirement been known, Acquiror would not have entered into this Agreement.

            (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the mergers contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the mergers contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger as contemplated by this Agreement.

            (d) THIRD PARTY CONSENTS. The parties hereto shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in SECTION 6.1(B)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror (after giving effect to the consummation of the transactions contemplated hereby).

      6.2 CONDITIONS TO THE OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to effect the Merger or other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Acquiror:

            (a) ACQUIREE BANK'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquiree Bank set forth in this Agreement that is qualified as to Material Adverse Effect or materiality shall be true and correct, and each of the representations and warranties of Acquiree Bank set forth in this Agreement that is not so qualified shall be true and correct, except where the failure to be so true and correct, individually or in the aggregate, has, or is reasonably likely to have, a Material Adverse Effect on Acquiree Bank, considered as a whole, in each case, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

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



            (b) PERFORMANCE OF ACQUIREE BANK'S OBLIGATIONS. Acquiree Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time of the Merger.

            (c) OFFICERS' CERTIFICATE. Acquiror shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of Acquiree Bank to the effect that the conditions set forth in SECTIONS 6.2(A) and (B) have been satisfied.

            (d) NO MATERIAL ADVERSE EFFECT. At any time after the date of this Agreement there shall not have occurred any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Acquiree Bank.

            (e) GOOD STANDING AND OTHER CERTIFICATES. Acquiror shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of Acquiree Bank and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 6.1 AND 6.2 as Acquiror may reasonably require.

            (f) CORPORATE AUTHORIZATION. All corporate action required to be taken by or on the part of Acquiree Bank to authorize the execution, delivery and performance of this Agreement and the consummation by Acquiree Bank of the transactions contemplated thereby shall have been duly and validly taken by the Board of Directors and members of Acquiree Bank, as the case may be, and Acquiree shall have received certified copies of the resolutions evidencing such authorization.

      6.3 CONDITIONS TO THE OBLIGATIONS OF ACQUIREE BANK. The obligations of Acquiree Bank to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Acquiree Bank:

            (a) ACQUIROR REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquiror MHC, Acquiror Bancshares and Acquiror Bank set forth in this Agreement that is qualified as to Material Adverse Effect or materiality shall be true and correct, and each of the representations and warranties of Acquiror MHC, Acquiror Bancshares and Acquiror Bank set forth in this Agreement that is not so qualified shall be true and correct, except where the failure to be so true and correct, individually or in the aggregate, has, or is reasonably likely to have, a Material Adverse Effect on Acquiror considered as a whole, in each case, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

            (b) PERFORMANCE OF ACQUIROR MHC, ACQUIROR BANCSHARES AND ACQUIROR BANK'S OBLIGATIONS. Acquiror MHC, Acquiror Bancshares and Acquiror Bank shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Effective Time of the Merger.

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



            (c) OFFICERS' CERTIFICATE. Acquiree Bank shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of Acquiror MHC, Acquiror Bancshares and Acquiror Bank to the effect that the conditions set forth in SECTIONS 6.3(A) and (B) have been satisfied.

            (d) GOOD STANDING AND OTHER CERTIFICATES. Acquiree Bank shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of Acquiror and its Subsidiaries and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS
6.1 AND 6.2 as Acquiree Bank may reasonably require.

            (e) CORPORATE AUTHORIZATION. All corporate action required to be taken by or on the part of Acquiror to authorize the execution, delivery and performance of this Agreement and the consummation by Acquiror of the transactions contemplated thereby shall have been duly and validly taken by the Board of Directors and members or stockholders of Acquiror, as the case may be, and Acquiree Bank shall have received certified copies of the resolutions evidencing such authorization.

                                   ARTICLE VII
                                   TERMINATION

      7.1 TERMINATION. This Agreement may be terminated, and the merger contemplated hereby abandoned, at any time prior to the Effective Time of the Merger, by action taken or authorized by the Board of Directors of the terminating party, either before or after any required member or stockholder approval:

            (a) MUTUAL CONSENT. By the mutual written consent of Acquiror MHC, Acquiror Bancshares, Acquiror Bank and Acquiree Bank; or

            (b) NO STOCKHOLDER OR MEMBER APPROVAL. By Acquiror or Acquiree Bank, in the event of the failure of Acquiror Bancshares' stockholders or Acquiror MHC's members or the failure of the members of Acquiree Bank to approve the Agreement at their respective stockholders or members meetings, as applicable, to the extent such stockholder or member approval is required by the OTS, PROVIDED, HOWEVER, that;

                  (i) Acquiror shall only be entitled to terminate the Agreement pursuant to this clause if Acquiror MHC and Acquiror Bancshares have complied in all material respects with their obligations under SECTION 5.8; and

                  (ii) Acquiree Bank shall only be entitled to terminate the Agreement pursuant to this clause if Acquiree Bank has complied in all material respects with its obligations under SECTION 5.8; or

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



            (c) NO REGULATORY APPROVAL. By either Acquiror or Acquiree Bank, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

            (d) DELAY. By either Acquiror or Acquiree Bank, in the event the Effective Date of the Merger shall not have occurred by December 31, 2003, unless the failure to so consummate by such date is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

            (e) MATERIAL BREACH OF REPRESENTATION, WARRANTY OR FAILURE TO PERFORM COVENANT. By either Acquiror or Acquiree Bank (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event that either of their respective Boards of Directors determines, by a majority vote of the members of such entire Board of Directors, that the other party shall have breached in any material respect any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) is incapable of being cured or has not been cured within 30 days after the giving of written notice to the breaching party of such breach or failure to perform, and (ii) renders the conditions set forth in SECTIONS 6.2(A) and (B) or SECTIONS 6.3(A) and (B), as the case may, incapable of being satisfied; or

            (f) FAILURE OF ACQUIREE TO RECOMMEND APPROVAL. By Acquiror if: (i) the Board of Directors of Acquiree Bank does not publicly recommend in any proxy statement utilized in connection with the transactions contemplated by this Agreement, the approval and adoption of this Agreement or (ii) if, after making such recommendation in any such proxy statement, the Board of Directors of Acquiree Bank withdraws, qualifies or revises such recommendation or takes any action in any respect materially adverse to Acquiror;

            (g) FAILURE OF ACQUIROR TO RECOMMEND APPROVAL. By Acquiree Bank if:
(i) the Board of Directors of Acquiror MHC or Acquiror Bancshares, as applicable, does not publicly recommend in any proxy statement utilized in connection with the transactions contemplated by this Agreement, that the members of Acquiror MHC or the stockholders of Acquiror Bancshares, as applicable, approve and adopt this Agreement or (ii) after making such recommendation in such proxy statement, the Board of Directors of Acquiror MHC or Acquiror Bancshares, as applicable, withdraws, qualifies or revises such recommendation or takes any action in any respect materially adverse to Acquiree Bank; or

            (h) SUPERIOR PROPOSAL. By the Board of Directors of Acquiree Bank, if the Board of Directors of Acquiree Bank authorizes Acquiree Bank to enter into an agreement with respect to an Acquisition Transaction that the Board of Directors of Acquiree Bank has

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



determined is a Superior Proposal; provided, that Acquiree Bank shall not terminate this Agreement pursuant to this SECTION 7.1(H) and enter into an agreement for an Acquisition Transaction until the expiration of three business days following Acquiree Bank's written notice advising Acquiror Bancshares that Acquiree Bank has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof), identifying the person making such Superior Proposal and stating whether Acquiree Bank intends to enter into a definitive agreement for an Acquisition Transaction. After providing such notice, Acquiree Bank shall provide a reasonable opportunity to Acquiror Bancshares during such three-day period to make such adjustments to the terms and conditions of this Agreement as would enable Acquiree Bank to proceed with the transactions contemplated herein on such adjusted terms.

      7.2   TERMINATION FEES AND EXPENSES.

      (a) Notwithstanding the provisions of SECTION 8.6 hereof, if this Agreement is validly terminated pursuant to SECTION 7.1 of this Agreement, Acquiror shall reimburse Acquiree Bank its reasonable fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $90,000 in the aggregate, subject to the following:

            (i) Acquiree Bank shall furnish Acquiror with reasonable documentation in support of its request for reimbursement of fees and expenses at the time such request is made hereunder; and

            (ii) Acquiror shall have no obligation to reimburse Acquiree Bank for its fees and expenses as contemplated by this SECTION 7.2 if this Agreement is validly terminated (i) by Acquiror pursuant to SECTION 7.1(E) hereof, or (ii) by Acquiree Bank or Acquiror pursuant to SECTION 7.1(H) hereof.

      (b) Notwithstanding the provisions of SECTION 7.2(A) hereof, if this Agreement is validly terminated (i) by Acquiror pursuant to SECTION 7.1(E) hereof as a result of Acquiree Bank's willful or intentional breach, in any material respect, of its representations or warranties or as a result of Acquiree Bank's willful or intentional failure to perform, in any material respect, any of its covenants or other agreements contained in this Agreement, or (ii) by Acquiree Bank or Acquiror pursuant to SECTION 7.1(H) hereof, Acquiree Bank shall pay Acquiror a termination fee of $125,000.

      7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Acquiror or Acquiree Bank as provided in SECTION 7.1, this Agreement shall forthwith become void and, subject to SECTION 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that SECTIONS 5.3(C) and 7.2, shall survive any termination of this Agreement.


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                                  ARTICLE VIII
                              CERTAIN OTHER MATTERS

      8.1 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

      8.2 SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including SECTION 5.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

      8.3 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto.

      8.4 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

      8.5 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the United States of America, without regard to conflicts of laws principles.

      8.6 EXPENSES. Except as provided in SECTION 7.2(A) or (B), each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

      8.7 NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

            If to Acquiror MHC, Acquiror Bancshares and Acquiror Bank, to:

                        New England Bancshares, Inc.
                        660 Enfield Street
                        Enfield, Connecticut 06083
                        Facsimile: (860) 253-5205
                        Attention: David J. O'Connor

            With copies to:

                        Muldoon Murphy & Faucette LLP
                        5101 Wisconsin Ave., NW
                        Washington, DC 20016
                        Facsimile: (202) 966-9409
                        Attention: Kent M. Krudys, Esq.

            If to Acquiree Bank, to:

                        Windsor Locks Community Bank, FSL
                        20-I Main Street
                        Windsor Locks, Connecticut 06096
                        Facsimile: (860) 623-2770
                        Attention: Frederick J. Stroiney

            With copies to:

                        Luse Gorman Pomerenk & Schick
                        5335 Wisconsin Avenue, N.W., Suite 400
                        Washington, D.C.  20015
                        Facsimile:  (202) 362-2902
                        Attention: Eric Luse, Esq.

      8.8 ENTIRE AGREEMENT; ETC. This Agreement, together with the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTION 5.12, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      8.9 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the written consent of the other parties.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                  ENFIELD MUTUAL HOLDING COMPANY


                                  By:     /s/ David J. O'Connor
                                          -------------------------------------
                                          David J. O'Connor
                                          President and Chief Executive Officer

                                  NEW ENGLAND BANCSHARES, INC.


                                  By:     /s/ David J. O'Connor
                                          -------------------------------------
                                          David J. O'Connor
                                          President and Chief Executive Officer


                                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION


                                  By:     /s/ David J. O'Connor
                                          -------------------------------------
                                          David J. O'Connor
                                          President and Chief Executive Officer



                                  WINDSOR LOCKS COMMUNITY BANK, FSL


                                  By:     /s/ Frederick J. Stroiney
                                          -------------------------------------
                                          Frederick J. Stroiney
                                          President and Chief Executive Officer

                                                                     EXHIBIT A


                       DIRECTORS OF RESULTING INSTITUTION


      NAME                                 ADDRESS
      ----                                 -------

Edward C. Allen                            68 Suncrest Drive
                                           Somers, CT 06071-2211

David J. O'Connor                          4 Chandler Drive
                                           South Windsor, CT 06074

Peter T. Dow                               46 Woodland Road
                                           Longmeadow, MA 01106

Myron J. Marek                             13 Allen Street
                                           Enfield, CT 06082

Dorothy K. McCarty                         50 Harmon Drive
                                           Suffield, CT 06078

Richard K. Stevens                         1236 Enfield Street
                                           Enfield, CT 06082

Richard M. Tatoian, Esq.                   1106 Enfield Street
                                           Enfield, CT 06082

Lucien P. Bolduc                           30 High Street
                                           South Windsor, CT 06074

Karen W. Gaudreau                          167 Depot Street
                                           Broad Brook, CT 06016

William C. Leary                           60 Suffield Street
                                           Windsor Locks, CT 06096

John J. Lee                                28 Chestnut Street
                                           P.O. Box 198
                                           Windsor Locks, CT 06096

Cynthia M. Nemeth                          5 Mount Vernon Drive
                                           East Granby, CT 06026

Frederick J. Stroiney                      14 Armstrong Road
                                           Enfield, CT 06082

Susan Warner                               20 Tyler Road
                                           Enfield, CT 06082

                                                                     EXHIBIT B





                                  ______, 2002




Attn: Board of Directors

To the Board of Directors:

      The undersigned is a director and executive officer of New England Bancshares, Inc. ("NEB") and the beneficial holder of shares of common stock of NEB (the "NEB Common Stock"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

      Windsor Locks Community Bank, FSL ("WLS") and NEB are considering the execution of an Agreement and Plan of Merger (the "Agreement") contemplating the acquisition of WLS through the merger of WLS with and into NEB's wholly owned subsidiary, Enfield Federal Savings and Loan Association (the "Merger"). The execution of the Agreement by WLS is subject to the execution and delivery of this letter agreement.

      In consideration of the substantial expenses that WLS will incur in connection with the transactions contemplated by the Agreement and in order to induce WLS to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a stockholder of NEB, and not in his capacity as a director or officer of NEB, as follows:

      1. While this letter agreement is in effect the undersigned shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber any or all of his shares of NEB Common Stock (except in the ordinary course of business for purposes of securing margin credit) prior to the record date of (1) the Acquiror Stockholders Meeting (if such meeting is necessary) and (2) the record date of the Acquiree Members Meeting, or (b) deposit any shares of NEB Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of NEB Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of NEB for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

      2. While this letter agreement is in effect the undersigned shall vote or cause to be voted all of the shares of NEB Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, for the approval of the Agreement and the Merger at NEB's Stockholders Meeting (if such meeting is necessary).

      3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, WLS shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

      4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a stockholder of NEB and, if applicable, shall not in any way limit or affect actions the undersigned may take in his capacity as a director or officer of NEB.

      5. This letter agreement shall automatically terminate upon the earlier of
(i) the favorable vote of NEB's stockholders with respect to the approval of the Agreement and the Merger, (ii) the termination of the Agreement in accordance with its terms or (iii) the Effective Date (as that term is defined in the Agreement) of the Merger.

      6. As of the date hereof, the undersigned has voting power with respect to _______ shares of NEB Common Stock.

      IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

                                           Very truly yours,



                                           ------------------------------


                                           ------------------------------
                                           Print Name

Accepted and agreed to as of the date first above written:

Windsor Locks Community Bank, FSL


-------------------------------------
President and Chief Executive Officer